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                                                                  Exhibit (3)(e)




                             JOINT FILING AGREEMENT

     The undersigned parties hereby agree that the Schedule 13D filed herewith relating to limited partnership interests of NTS-Properties VI is being filed jointly with the Securities and Exchange Commission pursuant to Rule 13d-1(k)(1) on behalf of each such person.



June 22, 2001                   J.D. NICHOLS

                                By: /s/ J.D. Nichols
                                -----------------------------------------------
                                J.D. Nichols


                                OCEAN RIDGE INVESTMENTS, LTD.

                                By:      BKK Financial, Inc.
                                Its:     General Partner

                                By: /s/ J.D. Nichols
                                ------------------------------------------------
                                J.D. Nichols
                                Its: Chairman of the Board


                                BKK FINANCIAL, INC.

                                By: /s/ J.D. Nichols
                                ------------------------------------------------
                                J.D. Nichols
                                Its: Chairman of the Board


                                ORIG, LLC

                                By: /s/ J.D. Nichols
                                ------------------------------------------------
                                J.D. Nichols
                                Its: Manager


                                NTS-PROPERTIES ASSOCIATES VI

                                By: /s/ J.D. Nichols
                                ------------------------------------------------
                                J. D. Nichols
                                Its: Managing General Partner